United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 1, 2013
Commission File Number 1-7107
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
 __________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 1, 2013, Louisiana-Pacific Corporation (the "Company") entered into a commitment letter (the "Commitment Letter") with American AgCredit, FLCA ("AAC"), CoBank, ACB ("CoBank"), Farm Credit Services of America, PCA ("FCSA"), and AgFirst Farm Credit Bank ("AgFirst") pursuant to which AAC and FCSA (collectively, the "Lenders") have severally committed to provide senior secured revolving financing to the Company in an aggregate amount of up to $200 million on the terms and subject to the conditions set forth therein. The proceeds of the facility will be used by the Company to fund a portion of the purchase price for the previously announced acquisition (the "Acquisition") by the Company of Ainsworth Lumber Company Ltd. ("Ainsworth") and will otherwise be available for working capital purposes.  The obligations of the Lenders to provide such financing are subject to the execution and delivery of mutually acceptable definitive loan documents, which are expected to contain customary representations, warranties, covenants and events of default, including a minimum liquidity covenant and a maximum capitalization ratio covenant. The commitments of the Lenders will expire on, and definitive loan documents must be executed and delivered by, December 2, 2013.  The consummation of the Acquisition is not a condition to the closing of the financing.  A copy of the Commitment Letter is filed as an exhibit to LP 10Q for the third quarter of 2013 and is incorporated herein by reference.  The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirely by reference to the full text of the Commitment Letter.

In connection with the entry into the Commitment Letter, the Company terminated the commitment letter (the "Prior Commitment Letter") with Goldman Sachs Lending Partners, LLC ("Goldman Sachs"), Bank of Montreal ("BMO") and BMO Capital Markets pursuant to which Goldman Sachs and BMO had previously committed to provide up to $430 million of senior secured term loan financing for the Acquisition and related matters.  Prior to the termination, (1) Ainsworth entered into a supplemental indenture relating to its 7.5% Senior Secured Notes due 2017 (the "Notes") which modified certain definitions in the indenture relating to the Notes (the "Indenture") so that the Acquisition, and the designation by the Company of members of Ainsworth’s board of directors upon and after the consummation of the Acquisition, will not constitute a “Change of Control” under the Indenture and Ainsworth will not be required to make a “Change of Control Offer” under the Indenture in connection with the Acquisition and (2) the Company reduced the amount of financing available under the Prior Commitment Letter to $100 million.

The Company currently intends to fund the cash portion of the purchase price payable for the Acquisition through a combination of cash on hand at the Company and Ainsworth and borrowings under the revolving credit facility contemplated by the Commitment Letter.  The Company also intends to terminate its existing revolving credit facility in connection with the entry into the revolving credit facility contemplated by the Commitment Letter.

Item 2.02 Results of Operations and Financial Condition
The information in this item and Exhibit 99.1 and Exhibit 99.2, attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
On November 5, 2013, Louisiana - Pacific Corporation issued a press release announcing financial results for the quarter and six months ended September 30, 2013, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), the attached press release discloses continuing earnings before interest expense, taxes, depreciation and amortization (“EBITDA from continuing operations”) which is a non-GAAP financial measure. Additionally, it discloses Adjusted EBITDA from continuing operations which further adjusts EBITDA from continuing operations to exclude stock based compensation expense, (gain) loss on sales or impairment of long lived assets, other operating charges and credits, investment income, cost of acquisition and depreciation included in equity in loss (earnings) of unconsolidated affiliates. It also discloses adjusted income (loss) from continuing operations which excludes (gain) loss on sale or impairment of long-lived assets, cost of acquisition, other operating credits and charges, net, and adjusts for a normalized tax rate. EBITDA from continuing operations, Adjusted EBITDA from continuing operations and adjusted loss from continuing operations are not a substitute for the GAAP measure of net income or operating cash flows or other GAAP measures of operating performance or liquidity. A copy of the reconciliation of adjusted loss from continuing operations, EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the quarter and six months ended September 30, 2013 and 2012 is attached hereto as Exhibit 99.2 and Exhibit 99.3 and incorporated herein by reference.
We have EBITDA from continuing operations and Adjusted EBITDA from continuing operations in the press release because we use them as important supplemental measures of our performance and believe that similarly-titled measures are frequently used by securities analysts, investors and other interested persons in the evaluation of companies in our industry, some of which present similarly-titled measures when reporting their results. We use EBITDA from continuing operations and Adjusted EBITDA from continuing operations to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. It should be noted that companies calculate similarly-titled measures differently and, therefore, as presented by us may not be comparable to similarly-titled measures reported by other companies. In addition, EBITDA from continuing operations has material limitations as a performance measure because it excludes interest expense, income tax (benefit) expense and depreciation and amortization which are necessary to operate our business or which we otherwise incurred or experienced in connection with the operation of our business.
We believe that adjusted income (loss) from continuing operations which excludes (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, adjusted for a normalized tax rate is a useful measure for evaluating our ability to generate earnings from continuing operations and that providing this measure will allow investors to more readily compare the earnings referred to in the press release to our earnings for past and future periods. We believe that this measure is particularly useful where the amounts of the excluded items are not consistent between the periods presented. It should be noted that other companies may present similarly-titled measures differently and, therefore, as presented by us may not be comparable to similarly-titled measures reported by other companies. In addition, adjusted income (loss) from continuing operations has material limitations as a performance measure because it excludes items that are actually incurred or experienced in connection with the operations of our business.

Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued by Louisiana-Pacific Corporation on November 5, 2013, regarding financial results for the quarter and nine months ended September 30, 2013.
99.2
Reconciliation of Adjusted operating income from operations and EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the quarter and nine months ended September 30, 2013 and 2012.

99.3	Reconciliation of Adjusted operating income from operations for the quarter and nine months ended September 30, 2013 and 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: November 5, 2013